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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of EarthLink, Inc. of our report dated January 28, 2003 with respect to the consolidated financial statements of EarthLink, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
August 12, 2003

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CONSENT OF INDEPENDENT AUDITORS